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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


         Pursuant to Section 13 or 15(d) of the Securities Exchange Act
                                    of 1934.

Date of Report (Date of earliest event reported): November 26, 2003



                             LANNETT COMPANY, INC.
             (Exact Name of Registrant as Specified in Its Charter)

        Delaware                        0-9036                 23-0787-699
--------------------------------      -----------          ------------------
State or other Jurisdiction           Commission            I.R.S. Employer
of Incorporation or Organization      File Number          Identification No.



                     9000 State Road, Philadelphia, PA 19136
               ---------------------------------------------------
               Address of Principal Executive Offices and Zip Code


       Registrant's telephone number, including area code: (215) 333-9000



ITEM 2: ACQUISITION OR DISPOSITION OF ASSETS

         On November 26, 2003, Lannett Company, Inc. (the Company) purchased a facility at 9001 Torresdale Avenue, Philadelphia, PA 19136. The new facility is located approximately one mile from the Company's headquarters at 9000 State Road, Philadelphia, PA 19136. The facility is an approximately 64,000 square feet building. The facility was purchased by the Company for $1,900,000. Concurrent with this purchase, the Company executed loans with Wachovia Bank, N.A. to finance the purchase of the facility and the estimated costs of additional capital projects in the Company's 2004 fiscal year. Prior to the Company's acquisition of the facility, 9001

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Torresdale Avenue was vacant. The Company is planning to move all operations currently performed at 500 State Road, Bensalem, PA 19020 to 9001 Torresdale Avenue. In addition to the laboratory research, warehousing and distribution operations currently performed at the 500 State Road facility, other operational functions may be moved from the Company headquarters to 9001 Torresdale Avenue. This move will occur gradually, and will allow the Company to maximize its FDA approved production facility at 9000 State Road for production output. The Company does not expect to extend the term on the lease for the 500 State Road building significantly beyond April 30, 2004.




                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                            LANNETT COMPANY, INC

                                            By:  /s/ Larry Dalesandro
                                            Chief Financial Officer

Date:  December 2, 2003